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                                                                   Exhibit 10.8


                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT, dated as of June __, 1997, by and between REDHEADS, INC., a Delaware corporation having its principal place of business at One Executive Boulevard, Yonkers, New York 10701 (hereinafter referred to as the "Company"), and DAVID SEDERHOLT, an individual residing at 9 Brookside Road, Ridgefield, Connecticut 06877 (hereinafter referred to as "Employee").

                                  WITNESSETH:

        WHEREAS, Employee has experience in the restaurant industry;

        WHEREAS, the Company desires to employ Employee, and Employee desires to accept such employment, on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows;

        1.      EMPLOYMENT AND TERM.

                (a) The Company hereby employs Employee, and Employee hereby accepts employment with the Company, upon the terms and subject to the conditions contained in this Agreement.

                (b) The term of Employee's employment hereunder (the "Employment Period") shall commence on the date hereof and shall continue for a period of one (1) year, unless sooner terminated as hereinafter provided. The Employment Period shall automatically renew for one-year periods unless either party gives notice at least sixty (60) days prior to the expiration of the current Employment Period that such party elects to terminate this Agreement at the end of such Employment Period.

        2.      DUTIES AND RESPONSIBILITIES OF EMPLOYEE.

                (a) Employee shall serve as the Company's executive vice president and chief operating officer. During the term hereof, Employee shall perform the duties associated with his office and such other duties of an executive, managerial or administrative nature, all as shall be specified and designated from time to time by the Board of Directors of the Company in accordance with the job description.

                (b) Employee will serve the Company faithfully to the best of his ability, and shall devote substantially all of his business time, energy and skills to the performance of his duties hereunder. Employee shall not, without the prior written consent of the Company,

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engage, directly or indirectly, in (i) any compensated activity for any person or entity other than the Company, or (ii) any business or professional activity other than for the benefit of the Company, except for personal business and professional activities disclosed to the Company upon the execution and delivery of this Agreement.

        3. BASE SALARY.

           (a) For all services rendered by Employee under this Agreement, the Company shall pay to Employee a salary of $100,000 per annum ("Base Salary"). Base Salary shall be payable in accordance with the Company's payroll practices, as in effect from time to time. The Company agrees to review Employee's Base Salary on an annual basis, but the decision to adjust such Base Salary shall be in the Company's sole discretion and Employee shall have no right or entitlement to any annual or other salary increase.

           (b) The Company agrees to consider payment of a bonus to Employee at any time when it pays a bonus generally to its senior executives, it being understood and agreed, however, that the determination of whether to pay a bonus to Employee shall be in the sole discretion of the Company and Employee shall have no right or entitlement to any bonus at any time.

           (c) Employee shall receive a monthly automobile expense payment of $750 per month. Any reasonable and necessary out of pocket expense incurred by Employee in connection of his duties hereunder shall be reimbursed to Employee upon submission of expense reports supported by appropriate documentation and receipts.

        4. OPTIONS. Concurrently with the execution and delivery of this Agreement, the Company shall grant to Employee the right to purchase a number of options (the "Employee Options") equal to 1.75% of its issued and outstanding shares of its common stock at an exercise price of $1.50. The Employee Options shall be subject to customary anti-dilution provisions, and the exercise price thereof shall be subject to adjustment for certain other events, such as stock splits, reverse stock splits and recapitalizations. The Employee Options will vest 25% on each anniversary of the date hereof, and will be fully vested on the fourth anniversary of the date hereof.

        5. BENEFITS.

           (a) During the Employment Period, Employee shall be entitled to participate, to the extent eligible thereunder, in any group insurance or other similar plan or plans which may be instituted by the Company for the benefit of its executive employees generally, upon such terms as may be therein provided.

           (b) During the Employment Period, Employee shall be entitled to four
(4) weeks paid vacation per year.


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     6.   TERMINATION. Employee's employment hereunder may be terminated prior to the expiration of the Employment Period as follows:

          (a) (i) Automatically upon the death of Employee; or (ii) at the option of the Company, by written notice to Employee or his personal representative in the event of the Permanent Disability (as defined below) of Employee. In the event of such written notice, Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Employee. As used herein, the term "Permanent Disability" shall mean a physical or mental incapacity or disability which renders Employee unable to substantially render the services required hereunder for sixty (60) days in any 365-day period, as certified by either Employee's attending physician or a licensed physician retained by the Company for the purposes of making such determination.


          (b) At the option of the Company, by written notice to Employee upon the occurrence of any one or more of the following events:

               (i) any action by Employee constituting fraud, embezzlement or dishonesty in the course of his employment hereunder;

               (ii) any conviction of Employee of any felony or any crime involving moral turpitude, as determined by the Company;

               (iii) gross neglect or willful refusal by Employee to perform his duties hereunder; or

               (iv) failure by Employee to devote substantially all of his business time to the performance of his duties hereunder.

          (c) At the option of Employee, by written notice to the Company, only in the event of a material breach by the Company of the terms hereof.

          (d) At the option of the Company, by written notice to Employee in the event that the Company shall (i) cease its operations or otherwise stop doing business, (ii) dissolve or commence any proceeding for dissolution, liquidation or the winding up of its affairs, or (iii) continence any proceeding under any bankruptcy, reorganization, readjustment of debt, arrangement or similar statute of any jurisdiction.

          (e)  At the option of the Company, on ninety (90) days' notice.

     7.   EFFECT OF TERMINATION.

          (a) In the event of the termination of Employee's employment hereunder prior to the expiration of the Employment Period for any reason, the Company shall have no liability or obligation to Employee under this Employment Agreement or otherwise in connection with his employment, other than as specifically set forth in this Section 7.

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               (b)  Upon the termination of Employee's employment hereunder pursuant to Section 6(a), the Company shall pay to Employee's estate or beneficiary, in the event of a termination pursuant to clause (i) of Section 6(a), or to Employee or his legal representative, in the event of a termination pursuant to clause (ii) of Section 6(a), all Base Salary through the date of termination, payable in one lump payment in cash within 30 days of termination.

               (c) Upon the termination of Employee's employment hereunder either: (i) by the Company pursuant to Section 6(b), 6(d), 6(e); or (ii) by Employee for any reason other than pursuant to Section 6(c), then Employee shall be entitled to receive all Base Salary through the date of termination, payable in one lump payment in cash within 30 days of termination.

               (d) Upon the termination of Employee's employment hereunder either: (A) by the Company for any reason other than pursuant to Section 6(a), 6(b), 6(d), 6(e); or (B) by Employee pursuant to Section 6(c), then the sole liability of the Company to Employee shall be to pay to Employee all Base Salary which would have been payable to Employee during the balance of the Employment Period had his employment not been so terminated. The amounts payable pursuant to this Section 7(d) shall be payable at the same time as Base Salary would have been paid to Employee had he not been so terminated.

          8.   COVENANTS AGAINST COMPETITION.

               (a) During the period of Employee's employment with the Company and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, anywhere within a ten (10) mile radius of the geographical areas or territories in which the business of the Company or any subsidiary is presently being conducted or may from time to time be conducted during Employee's period of employment with the Company: (i) engage for his own account in any Competitive Business (as defined below); (ii) render any services in any capacity to any person or entity engaged in a Competitive Business; or (iii) own, manage, control, participate in, consult with, endorse, render services for, lend money to, guarantee the debts or obligations of, or otherwise become economically interested, whether as a partner, shareholder, director, officer, employee, consultant, principal, member, manager, agent, trustee, consultant or in any other relationship or capacity, in any entity or person engaged in a Competitive Business.

               (b) Nothing contained herein shall prevent Employee from being a passive owner of any publicly-traded stock of a corporation which is engaged in a Competitive Business; provided that (i) Employee does not have any other participation in the management, operations or business of such corporation, and (ii) Employee is not a controlling person of, or a member of a group which controls, such corporation.

               (c) For purposes of this Agreement, "Competitive Business" shall mean any restaurant in the casual dining segment other than a fast food restaurant.



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                (d)  During the Employment Period and for a period of one (1)
year thereafter, Employee shall not, directly or indirectly, on behalf of himself or any other person or entity: (i) solicit or encourage any employee of the Company, or any subsidiary of the Company to leave the employ of the Company, or such subsidiary; or (ii) solicit any customer of the Company or any subsidiary.

                (e) The provisions of this Section 9 shall be effective commencing on the first anniversary of the date of this Agreement and thereafter during the balance of the Employment Period, and shall continue in effect thereafter for the periods provided above, regardless of the manner or reasons for the termination of employment.

                (f) The parties recognize that a remedy at law for a breach of the provisions of this Section 9 may be inadequate and any breach or threatened breach thereof will cause irreparable injury to the Company and its subsidiaries. Accordingly, for their complete protection, the Company shall have the right to obtain injunctive relief, whether mandatory or restraining, to enforce the provisions hereof, without being required to post any bond or other security. Such remedy shall not be exclusive and shall be in addition to any other remedy, at law or in equity, which the Company may have for any breach or threatened breach of this Section 9 by Employee.

                (g) If a court of competent jurisdiction determines that any of the provisions of this Section 8, or any part thereof, is unenforceable because of the scope, duration or area of applicability of such provision(s), it is the intention of the parties that the court making such determination shall; (i) modify such scope, duration or area, or all of them, only to the extent required to cause such provision(s) to be deemed enforceable; and (ii) that such provision(s) as so modified shall then be deemed by such court to be applicable and enforceable in such modified form and shall be enforced.

           9. NOTICES. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, or by commercial courier or delivery service, or by facsimile, addressed to the parties at the addresses set forth below (or at such other address as any party may specify by notice to all other parties given as aforesaid):


                (a)     If to the Company:

                        Redheads, Inc.
                        One Executive Boulevard
                        Yonkers, New York 10701
                        Attention: President



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                (b)  If to the Employee

                     David Sederholt
                     9 Brookside Drive
                     Ridgefield, Connecticut 06877

           (10) MISCELLANEOUS.

                (a) This writing constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written agreement signed by all of the parties hereto.

                (b) This Agreement shall not be assignable by Employee, but it shall be binding upon, and shall inure to the benefit of, his heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

                (c) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                (d) Subject to Section 8(g) hereof, if any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein, unless the invalidity or unenforceability of such provision substantially impairs the benefits of the remaining portions of this Agreement.

                (e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                (f) This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed one original.

                (g) This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

                (h) This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

                (i) Each party hereby irrevocably consents to the sole and exclusive jurisdiction and venue of the courts of the State of New York located in New York County and


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of any Federal court located in New York County in connection with any action or proceeding arising out of or relating to this Agreement, or the breach thereof. Each party hereby irrevocably waives any objection to the laying of venue in New York County or based on the grounds of forum non conveniens, which such party may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement.

          (j) Employee represents and warrants that he is not bound by any agreement and is not subject to any restrictive covenant which precludes his employment by the Company as provided for herein.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, and Employee has hereunto set his hand, as of the date first above written.


                                       REDHEADS, INC.

                                       By: /s/ Charles Oliorf
                                       ------------------------------
                                       Title:  C.E.O.
                                       ------------------------------



                                       /s/ David C. Sederholt
                                       ------------------------------
                                               David Sederholt




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